                                                                   Exhibit 10.16

                       THIRD AMENDMENT TO LEASE AGREEMENT
                       ----------------------------------

     THIS THIRD AMENDMENT TO LEASE AGREEMENT ("Third Amendment") is made and entered into as of the 26th day of May, 2000, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Landlord"), and CELLIT, INC., a Florida corporation ("Tenant").

                                   WITNESSETH:

     WHEREAS, Tenant and Landlord's predecessor in interest, Codina West Dade Development Corp., No. 4, a Florida corporation, entered into that certain Lease Agreement dated as of February 23, 1999, as amended by that certain First Amendment to Lease Agreement dated as of March 30, 2000 and by that certain Second Amendment to Lease Agreement dated on or about the date hereof but deemed to be retroactively effective as of March 30, 2000 (the "Second Amendment") (as so amended, the "Lease") with respect to therein described space comprising 27,969 (as amended) rentable square feet (the "Original Premises") located in the building known as Westside Plaza II, 8300 Northwest 33rd Street, Miami, Florida 33122 (the "Building"); and

     WHEREAS, Landlord and Tenant desire to amend the Lease pursuant to the terms and conditions hereinafter set forth in this Third Amendment.

     NOW, THEREFORE, In consideration of the foregoing and the mutual promises and covenants contained herein and in the Lease, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Expansion
   ---------

     a. Effective as of the Expansion Effective Date (as defined in the Work Letter attached hereto as Exhibit B), the Original Premises shall be increased for all purposes under the Lease (other than the construction provisions thereof) by 15,747 rentable square feet located on the third (3rd) floor of the
            ----------------------
Building as shown on Exhibit A attached hereto and made a part hereof (the "Second Expansion Space"). Effective as of the Expansion Effective Date, Item 2 of the Basic Lease Provisions attached to the Lease and Section 1 of the Lease Agreement shall be amended to reflect the addition of the Second Expansion Space, the Original Premises shall thereafter contain for all purposes under the Lease (other than the construction provisions thereof), 43,716 rentable square feet; and Tenant's Share (Item 5 of the Basic Lease Provisions to the Lease) shall thereafter be 41.71%.

     b. The term for the Second Expansion Space shall commence on the Expansion Effective Date and shall expire on December 31, 2004, coterminous with the Term for the Original Premises.

     c. Base Rent for the Second Expansion Space shall be paid in accordance with the Lease, except that it shall be calculated not in accordance with the schedules contained in the Lease, but in accordance with the following schedule:

                                                    Rate Per Rentable
                  Period                          Square Foot per Annum
--------------------------------------------      ---------------------
Expansion Effective Date - December 31, 2000              $15.25

    January 1, 2001 - December 31, 2001                   $15.78

    January 1, 2002 - December 31, 2002                   $16.33

    January 1, 2003 - December 31, 2003                   $16.90

    January 1, 2004 - December 31, 2004                   $17.49

     d. All other charges and expenses under the Lease which are or will be applicable to the Original Premises [excluding the Second Expansion Space and the first Expansion Space (as described in the Second Amendment) (the "First Expansion Space")] shall be applicable to the Second Expansion Space from and after the Expansion Effective Date.

     e. On or before the Expansion Effective Date, Tenant shall deposit with Landlord a replacement LOC or supplemental LOC complying with the terms of
Section 44 such that after such date the LOC or LOCs held by Landlord pursuant to the terms of Section 44 of the Lease shall be in the aggregate face amount of $300,000.00 instead of $250,000.00 as set forth in the Lease .

     f. The parking ratio of "five (5) spaces per 1,000 rentable square feet of space in the Premises (136 spaces total)" set forth in Section 34 of the Lease, as same has been amended previously, shall no longer be applicable. Subject to the remaining provisions of Section 34 of the Lease, the total number of parking spaces available to Tenant pursuant to Section 34 shall be 211. In the event Tenant uses or encumbers parking spaces for Tenant's emergency generator, uninterruptable power source or other equipment, fixtures or personally, such spaces so used or encumbered shall be deemed to be included within the 211 available spaces and not in addition thereto.

2. The provisions of the Work Letter attached to this Third Amendment as Exhibit B are hereby incorporated by this reference.

3. The parties hereto agree that Tenant's rights arising pursuant to Section 58 of the Lease have been waived and that this provision is of no further force and effect .

4. Right of First Offer.
   --------------------

     (a) Following the Expansion Effective Date, so long as the Lease is in full force and effect and no default exists beyond applicable notice and cure periods. Landlord hereby grants to Tenant an ongoing right of first offer (the "Right of First Offer") to expand the Premises to include any space which "becomes available" (as defined herein) on the third (3rd) floor of the Building (the "Offer Space") subject to the terms and conditions set forth herein and subject and subordinate to prior rights of other tenants.

     (b) After any part of the Offer Space has or will "become available" for leasing by Landlord, Landlord shall not lease to another tenant the Offer Space without first offering in writing (the "Offer") Tenant the right to lease such Offer Space as set forth herein.

          (i) The Offer Space shall be deemed to "become available" when Landlord desires to lease all or a portion of the Offer Space.

          (ii) Notwithstanding subsection (i) above, the Offer Space shall not be deemed to "become available" if the space is assigned or subleased by the current tenant of the space or re-let by the current tenant of the space by renewal, extension, or renegotiation.

     (c) The Offer shall contain (i) a description of the Offer Space and an attached floor plan that shows the Offer Space; (ii) the date on which Landlord expects the Offer Space to become available; and (iii) the increase in Tenant's operating expense percentage. Upon receipt of the Offer, Tenant shall have the right, for a period of six (6) business days after receipt of the Offer, to exercise the Right of First Offer by giving Landlord written notice that Tenant desires to lease the Offer Space upon the same terms and conditions contained in this Lease (but excluding those provisions specifically applicable to the First Expansion Space and excluding the construction provisions contained therein; a tenant improvement allowance shall be available as set forth below), including, but not limited to, the calculation of rent (based on the rates for the Second Expansion Space), which shall be adjusted based upon the Rentable Square Feet contained in the Offer Space and the term for which Tenant will lease the Offer Space. The term of the Lease with respect to the Offer Space shall be coterminous with the Term of the Lease. Any Offer Space added to the Premises shall be delivered by Landlord to Tenant "as is" except that Landlord shall provide Tenant a tenant improvement allowance (the "TI Allowance") as follows: (i) if the applicable Offer Space has not been previously improved, the TI Allowance shall be equal to the TI Allowance applicable to the Second Expansion Space (to wit, $25.75 per rentable square foot) (which amount shall be subject to increase as set forth below), on a per rentable square foot basis, decreased by multiplying such amount by a fraction, the numerator of which is the number of months remaining in the initial Term of this Lease as of the commencement date with respect to the applicable Offer Space and the denominator of which is fifty (50) months or (ii) if the applicable Offer Space has been previously improved the TI Allowance shall be an amount equal to $1.00 per rentable square foot (which amount shall be subject to increase as set forth below) multiplied by the number of years remaining in the initial Term (plus any Option Term if properly exercised by Tenant in accordance with the provisions of the Lease on or before the date of the Offer) of this Lease as of the "commencement date" with respect to the applicable Offer Space. The TI Allowance applicable under items (i) and (ii) above (the applicable allowance being referred to as the "Base TI Allowance") shall be increased (but not decreased) on an annual basis by multiplying the Base TI Allowance by a fraction, the numerator of which is the figure at which the CPI (as defined below) stands for the month most recently published prior to the commencement date with respect to the applicable Offer Space and the denominator of which is the figure at which the CPI stood one year (or the date of the immediately prior publication, if more than one year) earlier (with like adjustments being made for each earlier year through the Expansion Effective Date). For example, if the Expansion Effective Date occurs on November 1, 2000 and the commencement date with respect to the Offer Space occurs on November 1, 2002, the Base TI Allowance shall be subject to CPI increases as set forth above for the period November 1, 2001 through November 1, 2002 and the period November 1, 2000 through November 1, 2001. The term CPI shall mean the Miami Consumer Price Index. All Items, All Urban Consumers (1982-1984 = 100), prepared by the Bureau of Labor Statistics of the United States Department of Labor or such other governmental agency then publishing such Index.

     (d) If, within such six (6) business day period, Tenant exercises the Right of First Offer, than Landlord and Tenant shall amend the Lease to include the Offer Space subject to the same terms and conditions as the Lease, as modified by the terms and conditions of the Offer. If this Lease is guaranteed now or at anytime in the future, Tenant simultaneously shall deliver to Landlord an original, signed, and notarized reaffirmation of each Guarantor's personal guaranty, in form and substance acceptable to Landlord.

     (e) If, within such six (6) business day period, Tenant declines or fails to exercise the Right of First Offer, Landlord shall then have the right to lease the Offer Space in portions or in its entirety to a third party without regard to the restrictions in this Right of First Offer and on whatever terms and conditions Landlord may decide in its sole discretion, and thereafter, this Right of First Offer shall terminate, and Tenant shall have no further Right of First Offer on the Offer Space until such time as "Offer Space" again "becomes available" triggering the applicability of this Section and this Right of First Offer.

     (f) This Right of First Offer is personal to Cellit Inc. and shall become null and void upon the occurrence of an assignment of the Lease on a sublet of all or a part of the Premises, which assignment or sublet requires Landlord's consent pursuant to the terms of Section 25 of the of the Lease.

5. Tenant and Landlord each represent to the other that they have dealt with no broker, finder, real estate agent or other person entitled to a commission, fee or other compensation in connection with or as a result of this Third Amendment or the transactions contemplated hereby or hereunder other than Codina Realty Services, Inc. - Oncor International and Cushman & Wakefield of Florida, Inc., the fees for which shall be paid by Landlord pursuant to a separate agreement. Each party hereby indemnifies the other and holds the other harmless from any and all claims, losses, costs and damages (including reasonable attorney's fees) arising in connection with a breach of the aforesaid representation.

6. Landlord and Tenant affirm and covenant that each has the authority to enter into this Third Amendment, to abide by the terms hereof, and that the signatories hereto are authorized representatives of their respective entities empowered by their respective entities to execute this Third Amendment.

7. To the extent the provisions of this Third Amendment are inconsistent with the Lease, the terms of this Third Amendment shall control.

8. Except as expressly amended or modified herein, all other terms, covenants and conditions of the Lease shall remain in full force and effect.

9. The conditions, covenants, and agreements contained herein shall be binding upon the parties hereto and their respective successors and assigns.

10. Any terms used in this Third Amendment as defined terms, but which are not defined herein, shall have the meanings attributed to those terms in the Lease.

     IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals, the day and year first above written.

WITNESSES TO LANDLORD:              LANDLORD:


/s/ Pete Miranda                    THE PRUDENTIAL INSURANCE COMPANY
---------------------------------   OF AMERICA, a New Jersey corporation
Print Name: Pete Miranda
           ----------------------
                                    By: Codina Real Estate Management, Inc.,
                                        its Agent


/s/ Yanet Roses
---------------------------------
Print Name: Yanet Roses             By: /s/ William T. Wassey
           ----------------------      ------------------------------------
                                    Print Name: William T. Wassey
                                    Title: President

WITNESS TO TENANT:                  TENANT:

                                    CELLIT, INC., a Florida corporation
/s/ Sylvie Brunner
---------------------------------
Print Name: Sylvie Brunner          By: /s/ Alexander Tellez
           ----------------------      ------------------------------------
                                    Print Name: Alexander Tellez
                                               ----------------------------
/s/ Jeanette Beibswingert           Title:    President & CEO
---------------------------------             -----------------------------
Print Name: Jeanette Beibswingert
           ----------------------

                                    EXHIBIT A
                                    ---------

                                    [GRAPHIC]

                                   EXHIBIT B

                     Work Letter for Second Expansion Space

In addition to the mutual covenants and agreements contained in the Third Amendment, Landlord and Tenant further agree as follows:

Section A:

     1. From and after the date of this Third Amendment ("the Expansion Early Entry Date"), Tenant and Tenant's agents may enter the Second Expansion Space in order perform the Expansion Tenant Improvements (as hereinafter defined). Tenants agrees that any such entry into and occupation of the Second Expansion Space shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease, as modified, except as to the covenant to pay Base Rent and Operating Expenses, and further agrees Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's work and installations made in the Second Expansion Space or to properties placed therein, the same being at Tenant's sole risk.

     2. Tenant hereby agrees to accept the Second Expansion Space "AS IS, WHERE IS AND WITH ALL FAULTS" and Landlord is not obligated to construct any tenant improvements therein. Tenant has inspected the Second Expansion Space and is fully aware of its condition (such condition being referred to as the ("Base Condition"). Notwithstanding the foregoing to the contrary, Landlord shall diligently pursue correction of any latent defect (as opposed to ordinary repair and maintenance) in the Base Condition (but specifically excluding the Expansion Tenant Improvements) discovered by Tenant and of which Landlord has been notified, in writing within one (1) year of the Expansion Effective Date. Landlord's liability to correct latent defects shall not extend beyond one (1) year from the Expansion Effective Date except for latent defects of which Landlord has been notified during such one (1) year period as set forth in the preceding sentence.

     3. Provided the Lease is in full force and effect and no default exists beyond applicable notice or cure periods, Landlord shall provide to Tenant a tenant improvement allowance (the "Expansion Tenant Improvement Allowance") up to $ 360,216,75 the product of 13,989 usable square feet
                       ------------                -------------
     contained in the Second Expansion Space multiplied by $ 25.75.
                                                           --------

Section B:

1.   Working Drawings for Second Expansion Space.
     -------------------------------------------

     A. Tenant's architect/engineer (such architect or engineer is subject to Landlord's prior approval, which approval shall not be unreasonably withheld or delayed) shall, at Tenant's sole cost, and expense, prepare and deliver to Landlord detailed working drawings for the renovation, alteration and improvement of the Second Expansion Space (the "Working Drawings"). The Working Drawings shall be in such detail as Landlord may reasonably require and shall be in compliance with all applicable statutes, ordinances and regulations, provided however, that Landlord's approval of the Working Drawings shall not be deemed to be a warrant or representation that the Working Drawings comply with all applicable statutes, ordinances or regulations. Landlord shall approve or disapprove in writing the Working Drawings within five (5) business days following receipt of same from Tenant. Landlord shall not unreasonably withhold its approval of the Working Drawings. In the event Landlord disapproves the Working Drawings, then Landlord and Tenant shall, in good faith, mutually attempt to resolve any disputes. In the event Landlord fails to approve or disapprove the Working Drawings within five (5) business days following receipt thereof, then Landlord shall be deemed to have approved the same. As used herein, and in the Third Amendment, the term "Expansion Tenant Improvements" shall mean the improvements to be made to the Second Expansion Space by Tenant pursuant to the approved Working Drawings.

     B. After approval of the Working Drawings by Landlord any changes or upgrades to the Working Drawings shall be mutually agreed upon in writing by both Landlord and Tenant. Upon approval thereof by both parties, Tenant shall make those changes to which Landlord and Tenant mutually agreed and submit the revised portion of the Working Drawings to Landlord. Tenant shall have no right to request any changes to the Working Drawings which would materially alter either the Second Expansion Space or the exterior appearance or basic nature of the Building as the same are contemplated by the Working Drawings.

2.   Construction of Expansion Tenant Improvements.
     ---------------------------------------------

     At Tenant's sole cost and expense, Tenant shall cause to be constructed and installed, in or upon the Second Expansion Space, the Expansion Tenant Improvements in accordance with the Working Drawings. The construction and installation of the Expansion Tenant Improvements shall be supervised and coordinated by a general contractor selected by Tenant from a list of approved general contractors provided by Landlord to Tenant (the "Approved Contractor"). Once selected, Tenant shall deliver to Landlord a copy of the contract or other written agreement between the approved Contractor and Tenant. All permits, licenses and authorizations required or permitted by all applicable governmental authorities relating to the Expansion Tenant Improvements shall be procured and paid for by Tenant. Tenant shall cause the Expansion Tenant Improvements to be completed by the Approved
     Contractor: (i) in accordance with the Working Drawings and in a good and workmanlike manner, (ii) in compliance with all applicable laws, ordinances, regulations and covenants, (iii) without voiding any Building warranties (in the event any such warranties are so voided, Tenant shall indemnify Landlord for all costs, expenses, losses and liabilities incurred by Landlord as a result thereof); and (iv) in such a manner so as not to unreasonably interfere with the use of the Building by other tenants thereof, with Tenant being required to schedule and coordinate all work by Tenant, the Approved Contractor, sub-contractors, vendors and suppliers through Codina Real Estate Management, Inc, in order to minimize any noise, disturbance, nuisance or interruption to the other tenants of the Building. Landlord shall have the right to reasonably (i) approve the work schedule of Tenant and Tenant's contractors (including the Approved Contractor) in the construction of the Expansion Tenant Improvements, (ii) approve Tenant's move-in schedule for occupancy of the Second Expansion Space upon completion of the Expansion Tenant Improvements, and (iii) inspect the Second Expansion Space throughout the construction of the Expansion Tenant Improvements. Tenant shall carry, or cause its contractors (including the Approved Contractor) to carry, insurance reasonably satisfactory to Landlord throughout the construction of the Expansion Tenant Improvements. Upon issuance of a certificate of occupancy by the appropriate governmental authority ("Substantial Completion") a representative of Tenant and a representative of Landlord shall inspect the Second Expansion Space and generate a list of "punch-list" items, if any, which punch list items Tenant agrees to complete within a reasonable time thereafter. The date of Substantial Completion is currently targeted to be December 1 2000. The term "Expansion Effective Date" as used in this Third Amendment shall mean the earlier to occur of (i) the date of Substantial Completion or (ii) December 1, 2000 (subject to extension on a day-for-day basis for "force majcure events" as defined in Section 55 of the Lease, and events of" Landlord Delay" as hereinafter defined), regardless of whether the Expansion Tenant Improvements are then Substantially Complete. The term" Landlord Delay" shall mean those negligent acts of Landlord which directly, solely and independently cause the actual date of Substantial Completion to be delayed beyond the date Substantial Completion would have occurred but for the Landlord Delay.

3.   Not Used.

4.   Indemnification.
     ----------------

     Except as a result of Landlord's negligence or willful misconduct, Tenant does hereby indemnify, agree to defend and save Landlord harmless from and against any and all claims, liabilities, damages and expenses (including reasonable attorney's fees) suffered, paid or incurred by Landlord arising out of the construction and installation of the Expansion Tenant Improvements, including, specifically, the cost of any labor performed and materials furnished to Second Expansion Space.

5.   Expansion Tenant Improvement Allowance:
     --------------------------------------

     Tenant shall be responsible for all costs and expenses associated with the Expansion Tenant Improvements. Provided that Tenant is not in default under the Lease, this Third Amendment of this Work Letter beyond applicable grace or cure periods. Landlord shall pay to Tenant the Expansion Tenant Improvement Allowance toward the cost of the Expansion Tenant Improvements (which shall be deemed to include costs of preparation of the Working Drawings, preparation of any other plans, specifications or construction drawings, permitting telecommunications cabling expenses, architectural and engineering services and any special consultants hired by Tenant). Any costs and expenses for the Expansion Tenant Improvements in excess of the Expansion Tenant Improvement Allowance shall be paid solely by Tenant in the event the costs and expenses for the Expansion Tenant Improvements are less than the Expansion Tenant Improvement Allowance (such difference being referred to as the "Excess Allowance". Tenant shall receive a credit against the first installment of Base Rent following the Commencement Date and continuing for each immediately subsequent month thereafter until exhausted equal to a maximum of fifty percent (50%) of the Excess Allowance, with Landlord retaining the remaining fifty percent (50%) and Tenant forfeiting all rights thereto. The Expansion Tenant Improvement Allowance shall be paid from time to time (but no more frequently than once a month) within ten (10) business days following the date Landlord receives from Tenant the following:

          (i)  Tenant's invoice for payment (the "Invoice"):

          (ii) lien releases from all contractors (including the Approved Contractor) performing any portion of the work comprising the Expansion Tenant Improvements or any portion of the work comprising the portion of the Expansion Tenant Improvements which is the subject of the Invoice, as applicable;

          (iii)a certificate from Tenant's architect or engineer, as applicable, certifying in writing to Landlord that the Expansion Tenant Improvements (or any portion of the work comprising the Expansion Tenant Improvements which is the subject of the Invoice, as applicable) has been substantially completed in accordance with the Working Drawings and invoices, receipts and other evidence reasonably required by Landlord to evidence the cost of the Expansion Tenant Improvements (or portion of the work comprising the Expansion Tenant Improvements which is the subject of the Invoice, as applicable) made as of the date of Tenant's request for payment; and

          (iv) evidence that Tenant has procured and paid for all permits, licenses and authorizations required by all applicable governmental authorities relating to the Expansion Tenant Improvements (or portion of the work comprising the Expansion Tenant Improvements which is the subject of the Invoice, as applicable);

          (v) a certified written statement from the Tenant certifying to Landlord that upon Tenant's receipt of the Expansion Tenant Improvement Allowance, all costs relating to the Expansion Tenant Improvements (or portion of the work comprising the Expansion Tenant Improvements which is the subject of the Invoice, as applicable) shall have been paid in full.

     In the event Tenant complies with the foregoing but Landlord's fails to pay the Expansion Tenant Improvement Allowance (or portion thereof) within the aforesaid ten (10) business day period and provided the amounts and information provided to Landlord with respect to such payment are not reasonably in dispute. Tenant shall be entitled to offset until exhausted the immediately payable Base Rent for the Original Premises to the extent of Landlord's failure.

6.   Florida Construction Lien Law.
     -----------------------------

     In accordance with the applicable provisions of the Florida Construction Lien Law and specifically Florida Statutes Section 713.10 , no work performed by Tenant pursuant to this Third Amendment, whether in the nature of erection, construction, alteration or repair, shall be deemed to be for the immediate use and benefit of Landlord so that no mechanic's or other lien shall be allowed against the Building or the estate of Landlord created hereunder by reason of any consent given by Landlord to Tenant to improve the Second Expansion Space. Tenant agrees to advise any contractor (including the Approved Contractor), materialman or subcontractor performing work on behalf of Tenant of this provision exculpating Landlord from liability for such liens. In the event any mechanic's or other lien shall at any time be filed against the Property by reason of work, labor, services, or materials performed or furnished, or alleged to have been performed or furnished to Tenant or to anyone holding the Original Premises and/or the Second Expansion Space through or under Tenant, Tenant shall forthwith cause the same to be discharged of record or bonded to the satisfaction of Landlord. If Tenant shall fail to cause such lien forthwith to be so discharged or bonded within thirty (30) days after written notice from Landlord of the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may bond or discharge the same by paying the amount claimed to be due, and the amount to be paid by Landlord including reasonable attorneys' facts incurred by Landlord either defending against such lien or in the procuring the discharge of such lien, together with interest thereon at the Default Rate, shall be due and payable by Tenant to Landlord as Additional Rent.

                                    EXHIBIT B

                         Work Letter for Expansion Space

In addition to the mutual covenants and agreements contained in the Second Amendment, Landlord and Tenant further agree as follows:

Section A:

     1. From and after the date of this Second Amendment (the "Expansion Early Entry Date"), Tenant and Tenant's agents may enter the Expansion Space in order perform the Work (as hereinafter defined). Tenant agrees that any such entry into and occupation of the Expansion Space shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease, except as to the covenant to pay Base Rent and Operating Expenses, and further agrees Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's work and installations made in the Expansion Space or to properties placed therein, the same being at Tenant's sole risk.

     2. Tenant hereby agrees to accept the Expansion Space "AS IS, WHERE IS AND WITH ALL FAULTS", and Landlord is not obligated to construct any tenant improvements therein. Tenant has inspected the Expansion Space and is fully aware of its condition.

     3. Landlord shall provide to Tenant a tenant improvement allowance (the "Expansion Tenant Improvement Allowance") equal to $7,650.00, the product of 765 rentable square feet contained in the Expansion Space multiplied by $10.00.

Section B:

1.   Working Drawings for Expansion Space.
     -------------------------------------

     A. Tenant, or Tenant's architect/engineer (such architect or engineer is subject to Landlord's prior approval, which approval shall not be unreasonably withheld or delayed) shall, at Tenant's sole cost and expense, prepare and deliver to Landlord detailed working drawings for the renovation, alteration and improvement of the Expansion Space to allow for increased amperage to separately meter electric service thereto, to prevent sound attenuation and noise levels emanating from the Expansion Space from exceeding "NC-30" and such other items as may be mutually acceptable to both Landlord and Tenant (the "Working Drawings"). The Working Drawings shall be in such detail as Landlord may reasonably require and shall be in compliance with all applicable statutes, ordinances and regulations; provided, however, that Landlord's approval of the Working Drawings shall not be deemed to be a warranty or representation that the Working Drawings comply with all applicable statutes, ordinances or regulations. Landlord shall approve or disapprove in writing the Working Drawings within five (5) business days following receipt of same from Tenant. Landlord shall not unreasonably withhold its approval of the Working Drawings. In the event Landlord disapproves the Working Drawings, then Landlord and Tenant shall, in good faith, mutually attempt to resolve any disputes. In the event Landlord fails to approve or disapprove the Working Drawings within five (5) business days following receipt thereof, then Landlord shall be deemed to have approved the same. As used herein, and in the Second Amendment, the term "Expansion Tenant Improvements" shall mean the improvements to be made to the Expansion Space by Tenant pursuant to the approved Working Drawings.

     B. After approval of the Working Drawings by Landlord, any changes or upgrades to the Working Drawings shall be mutually agreed upon in writing by both Landlord and Tenant. Upon approval thereof by both parties, Tenant shall make these changes to which Landlord and Tenant mutually agreed and submit the revised portion of the Working Drawings to Landlord. Tenant shall have no right to request any changes to the Working Drawings which would materially alter either the Expansion Space or the exterior appearance or basic nature of the Building, as the same are contemplated by the Working Drawings.

2.   Construction of Expansion Tenant Improvements.
     ---------------------------------------------

     Tenant shall, at Tenant's sole cost and expense, construct or install, or cause to be constructed and installed, in or upon the Expansion Space, the Expansion Tenant Improvements in accordance with the Working Drawings. All permits, licenses and authorizations required or permitted by all applicable governmental authorities relating to the Expansion Tenant Improvements shall be procured and paid for by Tenant. The Expansion Tenant Improvements shall be completed by Tenant: (i) in accordance with the Working Drawings in a good and workmanlike manner; (ii) in compliance with all applicable laws, ordinances, regulations and covenants, (iii) without voiding any Building warranties (in the event any such warranties are so voided, Tenant shall indemnify Landlord for all costs, expenses, losses and liabilities incurred by Landlord as a result thereof): and (iv) in such a manner so as not to unreasonably interfere with the use of the Building by other tenants thereof, with Tenant being required to schedule and coordinate all work by Tenant and Tenant's contractors, sub-contractors, vendors and suppliers through Codina Real Estate Management, Inc, in order to minimize any noise, disturbance, nuisance or interruption to the other tenants of the Building. Landlord shall have the right to reasonably (i) approve the work schedule of Tenant and Tenant's contractors in the construction of the Expansion Tenant Improvements, (ii) approve Tenant's move-in schedule for occupancy of the Expansion Space upon completion of the Expansion Tenant Improvements, (iii) inspect the Expansion Space throughout construction of the Expansion Tenant Improvements, and (iv) approve Tenant's construction contractor. Tenant shall carry, or cause its contractor to carry, insurance reasonably satisfactory to Landlord throughout the construction of the Expansion Tenant Improvements. Upon substantial completion, as determined by Landlord in its reasonable discretion, of the Expansion Tenant Improvements, a representative of Tenant and a representative of Landlord shall inspect the Expansion Space and generate a list of "punch list" items, if any, which punch list items Tenant agrees to complete within a reasonable time thereafter. If Tenant fails to complete the Expansion Tenant Improvements by April 1, 2000, all obligations under the Lease attributable to the Expansion Space, including, but not limited to, Tenant's obligations to pay Rent, shall nevertheless begin on the Commencement Date.

3.   Release of Liens.
     -----------------

     The consent by Landlord to the construction of the Expansion Tenant Improvements by Tenant shall not be construed as any assumption by Landlord, either express or implied, of any liability of any nature against Landlord, the Expansion Space, the Original Premises, the Building or the Property for the payment of any labor performed or any materials furnished in connection with the construction or installation of the Expansion Tenant Improvements. In the event any such claim for payment or any materialmen's or mechanics' liens are filed against Landlord, the Expansion Space or the Original Premises (including Tenant's leasehold interest in either), the Building or the Property, then Tenant agrees to forthwith pay the same or cause such security therefore to be deposited for the payment and discharge of the same as may be reasonably required by Landlord. Tenant further agrees that, upon completion of the Expansion Tenant Improvements, Tenant shall provide Landlord written lien releases from any and all contractors who have performed work in the Expansion Space.

4.   Indemnification.
     ---------------

     Tenant does hereby indemnify, agree to defend and save Landlord and Agent harmless from and against any and all claims, liabilities, damages and expenses (including reasonable attorney's fees) suffered, paid or incurred by Landlord or Agent arising out of the construction and installation of the Expansion Tenant Improvements, including specifically, the cost of any labor performed and materials furnished to Expansion Space.

5.   Expansion Tenant Improvement Allowance.
     --------------------------------------

     Tenant shall be responsible for all costs and expenses associated with the Work. Provided that Tenant is not in default under the Lease beyond applicable grace or cure periods, this Second Amendment or this Work Letter, Landlord shall pay to Tenant the Expansion Tenant Improvement Allowance toward the cost of the Expansion Tenant Improvements and the preparation of the Working Drawings (and all incidental costs related thereto) (collectively, the "Work"). Any costs and expenses for the Work in excess of the Expansion Tenant Improvement Allowance shall be paid solely by Tenant. In the event the costs and expenses for the Work are less than the Expansion Tenant Improvement Allowance, Landlord shall retain any such excess, and Tenant hereby forfeits all rights thereto. The Expansion Tenant Improvement Allowance shall be paid at such time as Tenant delivers to
     Landlord:

          (i)  Tenant's invoice for payment

          (ii) lien releases from all contractors performing any portion of the work comprising the Work

          (iii)a certificate from Tenant's architect or engineer, as applicable, certifying in writing to Landlord that the Work has been substantially completed in accordance with the Working Drawings and invoices, receipts and other evidence reasonably required by Landlord to evidence the cost of the Work made as of the date of Tenant's request for payment; and

          (iv) evidence that Tenant has procured and paid for all permits, licenses and authorizations required by all applicable governmental authorities relating to the Expansion Tenant Improvements;

          (v) a certified written statement from the Tenant certifying to Landlord that upon Tenant's receipt of the Expansion Tenant Improvement Allowance, all costs relating to the Work shall have been paid in full.